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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of LHS Group Inc. of our report dated February 12, 1999, included in the 1998 Annual Report to Stockholders of LHS Group Inc.

Our audits also included the financial statement schedule of LHS Group, Inc. listed in Item 14(a). This schedule is the responsibility of LHS Group Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-28985 and Form S-8 No. 333-57269) of our report dated February 12, 1998 with respect to the consolidated financial statements of LHS Group Inc. incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report on Form 10-K for the year ended December 31, 1998.


                                                    /s/ ERNST & YOUNG LLP


Atlanta, Georgia
March 29, 1999